Exhibit 10.5

c/o MidCap Financial Services, LLC, as Servicer 7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

www.midcapfinancial.com

April 20, 2020

VIA EMAIL

Paul Little

Chief Financial Officer Sientra, Inc.

420 South Fairview

Santa Barbara, CA 93117

RE:Proposed SBA Loan 1

Dear Paul:

We refer to that certain Credit and Security Agreement dated as of July 25, 2017 (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”) by and among MidCap Financial Trust, as administrative agent for the Lenders thereunder (in such capacity and together with its successors and assigns, “Agent” or “us”), and Sientra. Inc., as borrower and the other Borrowers from time to time party thereto (collectively, “Borrower” or “you”), the other Credit Parties from time to time party thereto and the Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

You have informed us that you intend to incur certain loan obligations in reliance on the Small Business Administration's Payroll Protection Program under the Coronavirus Aid, Relief, and Economic Security Act [P.L. 116-136] (the “Payroll Protection Program”) in an aggregate principal amount of up to

$6,651,600 (the “SBA Loan”). The incurrence of the SBA Loan requires Agent's and Required Lender's consent under the Credit Agreement, and accordingly, you have requested our consent to incur of the SBA Loan. Agent and Required Lenders hereby consent to the incurrence of the SBA Loan and agree that such SBA Loan shall constitute “Permitted Indebtedness” or “Permitted Debt” (as applicable) under the terms of the Credit Agreement, subject to the following terms and conditions:

(a)

Borrower shall have submitted all required forms, applications and certificates required for, and shall have been conditionally approved to receive, the SBA Loan under the Paycheck Protection Program; and

(b)	Borrower shall (i) at all times comply with all terms applicable to the SBA Loan, including without limitation, any requirements with respect to the use of proceeds of the SBA Loan,

(ii) make only regularly scheduled payments of interest accruing on, and to the extent required under, the SBA Loan at a rate not exceeding 1.0% per annum in respect thereof, and (iii) take all actions necessary and promptly file all required reporting to ensure that no less than 90% of the SBA Loan will be forgiven in accordance with the loan forgiveness provisions of the Paycheck Protection Program, and provide evidence reasonably satisfactory to Agent substantiating such forgiveness by the date that is 120 days after the date on which the SBA Loan was incurred.

The Credit Parties agree that any failure to comply with the foregoing conditions shall constitute an immediate and automatic Event of Default.

In addition to and the foregoing, Credit Parties, Agent and Required Lenders hereby agree as follows:

1.The consent set forth in this letter agreement is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to: (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document, which shall remain and continue in full force and effect; (b) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) waive any Default and/or Event of Default that may exist and is continuing as of the date hereof or occur hereafter; or (d) establish a custom or course of dealing among Borrower, on the one hand, and Agent or any Lender, on the other hand.

2.The Credit Parties, Agent and Required Lenders hereby acknowledge and agree that this letter agreement constitutes a Financing Document and shall not be superseded by the Credit Agreement or any other Financing Document entered into as of the date hereof and that this letter agreement cannot be modified or terminated except with the written consent of each of the undersigned.

3.The provisions of the Credit Agreement regarding choice of law, jurisdiction, venue and jury trial waiver are expressly incorporated here in and shall govern this letter agreement. No Person other than the parties hereto, shall have any rights hereunder or be entitled to rely on this Agreement and all thirdparty beneficiary rights are hereby expressly disclaimed.

4.This letter agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparties shall be an original and all of which taken together shall constitute one and the same letter agreement. Electronic signatures shall have the same effect as original signatures. This letter agreement shall become effective as of the date first above written when counterparts of this letter agreement shall have been executed by the Credit Parties and Agent on behalf of itself and the Required Lenders.

Please counter-sign this letter agreement below to indicate your consent and agreement to the terms and conditions set forth herein.

Sincerely,

MIDCAP FINANCIAL TRUST,

as Agent on behalf of itself and the Required Lenders

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its general partner

By: /s/ Maurice Amsellem

Name: Maurice Amsellem

Title:  Authorized Signatory

MIDCAP FUNDING IV TRUST, as Revolving Loan Agent on behalf of itself and the Required Lenders

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its general partner

By: /s/ Maurice Amsellem

Name: Maurice Amsellem

Title:  Authorized Signatory

Each Credit Party hereby acknowledges, understands and agrees to the terms and conditions set forth above, and have caused this letter agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIENTRA, INC.

By: /s/ Paul Little

Name: Paul Little

Title:  CFO, SVP and Treasurer

MIRADRY HOLDINGS, INC.

By: /s/ Paul Little

Name: Paul Little

Title:  CFO, SVP and Treasurer

MIRADRY, INC.

By: /s/ Paul Little

Name: Paul Little

Title:  CFO, SVP and Treasurer

MIRADRY INTERNATIONAL, INC.

By: /s/ Paul Little

Name: Paul Little

Title:  CFO, SVP and Treasurer

1 Note: We need to verify no specific consents or notices are triggered by this amendment vis-à-vis third parties.

4